UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2006

Monster Worldwide, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code  (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications  pursuant to Rule 425 under the Securities Act

☐  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 18, 2006, Monster Worldwide, Inc. (the “Company”) entered into an Agreement and General Release with Brian Farrey (the “Farrey Agreement”).  Effective as of this date and through the date of Mr. Farrey’s separation from the Company on October 1, 2006, Mr. Farrey’s title will change from President of Monster Technologies to Senior Vice President.  Mr. Farrey has agreed to make himself available from October 1, 2006 through December 31, 2006 to answer questions or provide guidance regarding any transition or technology issues.  Pursuant to the Farrey Agreement and subject to Mr. Farrey’s compliance with his obligations thereunder, Mr. Farrey will receive an aggregate of $320,000 payable in 26 bi-weekly installments.  A copy of the Farrey Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

 (d)          Exhibits.

10.1                           Agreement and General Release, effective as of September 18, 2006 by and between the Company and Brian Farrey.

(All other items on this report are inapplicable.)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Evan Kornrich
Evan Kornrich
Vice President of Litigation

Dated: September 22, 2006